Exhibit 7.01

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Class A ordinary shares, par value US$0.01 per share and the Class B ordinary shares, par value US$0.01 per share of Shanda Games Limited, a Cayman Islands company, and that this Agreement may be included as an exhibit to such joint filing. This Agreement may be executed in any number of counterparts all of which, taken together, shall constitute one and the same instrument.

[Signature page to follow]

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of April 6, 2015.

Zhongrong Investment Holdings (Hong Kong) Co., Ltd.

By:	/s/ Shengming Ma
	Name:	Shengming Ma
	Title:	Director

Zhongrong Shengda Investment Holdings (Hong Kong) Company Limited

By:	/s/ Shengming Ma
	Name:	Shengming Ma
	Title:	Director

Zhongrong Shengda Equity Investment Partnership Enterprise (Limited Partnership)

By: Ningxia Zhongyincashmere International Group Co., Ltd., its general partner

By:	/s/ Shengming Ma
	Name:	Shengming Ma
	Title:	Chairman

Ningxia Zhongyincashmere International Group Co., Ltd.

By:	/s/ Shengming Ma
	Name:	Shengming Ma
	Title:	Chairman

Ningxia Zhongrong Legend Equity Investment Partnership Enterprise (Limited Partnership)

By: Ningxia Zhongyincashmere International Group Co., Ltd., its general partner

By:	/s/ Shengming Ma
	Name:	Shengming Ma
	Title:	Chairman

Ningxia Silkroad Equity Investment Partnership Enterprise (Limited Partnership)

By: Ningxia Zhongyincashmere International Group Co., Ltd., its general partner

By:	/s/ Shengming Ma
	Name:	Shengming Ma
	Title:	Chairman